Exhibit 99.1

Paychex Enters into Definitive Agreement to Acquire Paycor

Creates one of the most comprehensive suites of human capital management (HCM) solutions in the industry for organizations of all sizes

Extends Paychex’s upmarket position and expands suite of AI-driven HR technology and advisory solutions

Expected to be neutral to slightly accretive to adjusted diluted EPS in the first fiscal year post-close and accretive in the second fiscal year and beyond1

Rochester, N.Y. (January 7, 2025) – Paychex, Inc. (Nasdaq: PAYX) (“Paychex”), an industry- leading human capital management (HCM) company delivering a full suite of technology and advisory solutions in human resources, employee benefit solutions, insurance, and payroll today announced it has entered into a definitive agreement to acquire Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of HCM, payroll and talent software in an all-cash transaction for $22.50 per share, representing an enterprise value of approximately $4.1 billion. The definitive agreement has been unanimously approved by the Boards of Directors of both companies.

Headquartered in Cincinnati, Ohio, Paycor has approximately 2,900 employees, serves over 49,000 clients, and supports approximately 2.7 million employees across the United States. Paycor’s leading HCM, payroll, and talent platform was designed to serve organizations of all sizes, from ten to thousands of employees. Paycor has expanded its upmarket position since becoming a public company in 2021 by consistently investing in data, AI, and other cutting-edge technologies.

“I’m excited to welcome Paycor to the Paychex family,” said John Gibson, President and CEO of Paychex. “For over 50 years, Paychex has been committed to helping businesses succeed. This acquisition represents a significant milestone in our journey to provide best-in-class HCM solutions to businesses of all sizes.”

Gibson added: “The acquisition of Paycor is highly complementary. It will enhance our capabilities upmarket, broaden our suite of AI-driven HR technology capabilities, and provide new channels for sustained long-term growth. Our customers will benefit from an expanded suite of technology and advisory solutions designed to help them address their HR challenges, and Paycor’s customers will benefit from our broad product set of HR advisory and employee solutions and from the scale and tradition of operational and service excellence that Paychex is well-known for in the marketplace.”

“Paycor’s mission is to empower business leaders to achieve greater success,” said Raul Villar, Jr., CEO of Paycor. “We believe this transaction will create a great outcome for our clients and key stakeholders, and we are very excited to be joining Paychex for the next phase of our journey. We are confident that our customers will benefit from the shared expertise, resources, and innovative HCM solutions of both companies to drive even greater people and business performance.”

[1]	Adjusted diluted earnings per share (“EPS”) is not a U.S. generally accepted accounting principles (“GAAP”) measure. Refer to our Annual Report on Form 10-K for discussion of these measures.

Overview of Transaction Rationale

•	Combined offering will be one of the most comprehensive HCM portfolios in the industry, allowing Paychex to better meet the needs of new and existing customers across all customer segments

•	Paycor’s strength upmarket will complement Paychex’s position in this customer segment

•	Acquisition significantly expands Paychex’s sales coverage and adds additional growth platforms via access to Paycor’s strategic partnerships and embedded HCM capabilities

•

Shared emphasis on helping businesses succeed through leading technology and advisory solutions and commitment to investing in product innovation and using data and AI to provide actionable insights to customers

•	Expected run-rate cost synergies in excess of $80 million in the near-term and substantial revenue synergy opportunity over the next several years

•	Expected to be neutral to slightly accretive to adjusted diluted EPS in the first fiscal year post-close and accretive in the second fiscal year and beyond[2]

Transaction Details

•	All-cash acquisition of 100% of Paycor for $22.50 per share, reflecting approximately $4.1 billion enterprise value

•	Represents a premium of approximately 19% over Paycor’s 30-day volume weighted average trading price as of the unaffected trading date of January 3, 2025

•	Paychex is committed to maintaining our dividend policy and strong balance sheet and has obtained committed financing to support the transaction, which is expected to be funded with incremental debt

•	Acquisition is expected to close in the first half of calendar 2025, subject to satisfaction of regulatory approvals and other customary closing conditions

•

Pride Aggregator, LP, an affiliate of Apax Partners LLP, currently owns 96.1 million of Paycor’s shares, representing a majority of Paycor’s outstanding common stock. Pride Aggregator, LP has approved the transaction by written consent

Advisors

J.P. Morgan Securities LLC is serving as the exclusive financial advisor to Paychex, and Davis Polk & Wardwell, LLC is serving as legal advisor to Paychex. Goldman Sachs & Co. LLC is serving as the exclusive financial advisor to Paycor, and Kirkland & Ellis LLP is serving as legal advisor to Paycor.

Conference Call Information

Paychex will review the details of the transaction during a conference call on January 7, 2025, at 9:30 a.m. ET. A live audio webcast of the conference call will be available on the company’s website at www.paychex.com in the investor relations section. The webcast will be archived for approximately 90 days. Our news releases, current financial information, SEC filings, and investor presentations are also accessible at https://investor.paychex.com.

[2]	Adjusted diluted earnings per share (“EPS”) is not a U.S. generally accepted accounting principles (“GAAP”) measure. Refer to our Annual Report on Form 10-K for discussion of these measures.

About Paychex

Paychex, Inc. (Nasdaq: PAYX) is an industry-leading HCM company delivering a full suite of technology and advisory services in human resources, employee benefit solutions, insurance, and payroll. The company serves over 745,000 customers in the U.S. and Europe and pays one out of every 12 American private sector employees. The more than 16,000 people at Paychex are committed to helping businesses succeed and building thriving communities where they work and live. To learn more, visit www.paychex.com.

About Paycor

Paycor’s HR, payroll, and talent platform connects leaders to people, data, and expertise. We help leaders drive engagement and retention by giving them tools to coach, develop, and grow employees. We give them unprecedented insights into their operational data with a unified HCM experience that can seamlessly connect to other mission-critical technology. By providing expert guidance and consultation, we help them achieve business results and become an extension of their teams. Learn more at paycor.com.

Contacts

Paychex Investor Relations:	Paychex Media Inquiries:
Jason Harbes, Director, Investor Relations	Tracy Volkmann
Phil Nicosia, Manager, Investor Relations	Manager, Public Relations
(800) 828-4411	(585) 387-6705
investors@paychex.com	tvolkmann@paychex.com

Cautionary Note Regarding Forward-Looking Statements

Certain written statements in this press release may contain, and members of management may from time to time make or discuss statements which constitute, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “expect,” “outlook,” “will,” guidance,” “projections,” “anticipate,” “believe,” “can,” “could,” “design,” “may,” “possible,” “potential,” “should” and other similar words or phrases. Forward-looking statements include, without limitation, all matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, and similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to known and unknown uncertainties, risks, changes in circumstances, and other factors that are difficult to predict, many of which are outside our control. Our actual performance and outcomes, including without limitation, our actual results and financial condition, may differ materially from those indicated in or suggested by the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward- looking statements include, among others, the following:

•	our ability to keep pace with changes in technology or provide timely enhancements to our solutions and support;

•	software defects, undetected errors, and development delays for our solutions;

•	the possibility of cyberattacks, security vulnerabilities or Internet disruptions, including data security and privacy leaks, and data loss and business interruptions;

•	the possibility of failure of our business continuity plan during a catastrophic event;

•	the failure of third-party service providers to perform their functions;

•	the possibility that we may be exposed to additional risks related to our co- employment relationship with our PEO business;

•	changes in health insurance and workers’ compensation insurance rates and underlying claim trends;

•	risks related to acquisitions and the integration of the businesses we acquire;

•	our clients’ failure to reimburse us for payments made by us on their behalf;

•	the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;

•	our failure to comply with covenants in our debt agreements;

•	changes in governmental regulations, laws, and policies;

•	our ability to comply with U.S. and foreign laws and regulations;

•	our compliance with data privacy and artificial intelligence laws and regulations;

•	our failure to protect our intellectual property rights;

•	potential outcomes related to pending or future litigation matters;

•	the impact of macroeconomic factors on the U.S. and global economy, and in particular on our small- and medium-sized business clients;

•	volatility in the political and economic environment, including inflation and interest rate changes;

•	our ability to attract and retain qualified people; and

•	the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Paycor intends to file relevant materials with the SEC, including Paycor’s information statement in preliminary and definitive form. Paycor stockholders are strongly advised to read all relevant documents filed by Paycor with the SEC, including Paycor’s information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available without charge by visiting the Paycor website at paycor.com.